Exhibit 5.5

Eckert Seamans Cherin & Mellott, LLC Two Liberty Place 50 South 16th Street, 22nd Floor Philadelphia, PA 19102	TEL: 215 851 8400 FAX:215 851 8383

October 30, 2023

The GEO Group, Inc.

4955 Technology Way

Boca Raton, Florida 33431

Re: The GEO Group, Inc. Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special Pennsylvania counsel to ADAPPT, LLC (“ADAPPT”), Fenton Security, LLC (“Fenton”), Minsec Companies, LLC (“Minsec Companies”), and Minsec Treatment, LLC (“Minsec Treatment”), each of which is a Pennsylvania limited liability company (each a “Company” and collectively, the “Companies”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed on October 30, 2023 with the Securities and Exchange Commission (the “Commission”) by The GEO Group, Inc. (“Parent”), the Companies, and certain other subsidiaries of the Company (collectively with the Companies, the “Subsidiary Guarantors”) pursuant to the Securities Act of 1933, as amended (the “Act”). The Registration Statement, including the prospectus which forms a part of the Registration Statement (the “Prospectus”), to be supplemented from time to time by one or more prospectus supplements (each, a “Prospectus Supplement”), provides for the registration of (i) common stock, par value $0.01 per share, of the Parent (the “Common Stock”), (ii) preferred stock, par value $0.01 per share, of the Parent (the “Preferred Stock”), (iii) the debt securities of the Parent which may be senior or subordinated (the “Debt Securities”), (iv) guarantees of the Debt Securities by one or more of the Subsidiary Guarantors (the “Guarantees”), (v) warrants to purchase Common Stock, Preferred Stock, Debt Securities or any combination thereof (the “Warrants”), and (vi) units consisting of one or more of the Common Stock, Preferred Stock, Debt Securities, or Warrants, or any combination thereof (the “Units”) (collectively, the Common Stock, Preferred Stock, Debt Securities, Guarantees, Warrants and Units are referred to as the “Securities”). The Securities are being registered for offering and sale from time to time pursuant to Rule 415 under the Securities Act.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act. This opinion letter is limited to the matters expressly stated herein and no opinions are to be inferred or may be implied beyond the opinions expressly so stated.

In connection with this opinion, we have examined copies of the following documents:

(1) the Registration Statement and the Prospectus;

(2) the form of indenture for senior Debt Securities and the form of indenture for subordinated Debt Securities (each an “Indenture” and collectively, the “Indentures”);

(3) the certificate of organization of each Company, as presently in effect;

(4) the operating agreement of each Company, as presently in effect;

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(5) certain resolutions adopted by the board of managers of each Company relating to the Registration Statement and related matters; and

(6) the Certificate of Subsistence with respect to each Company issued by the Secretary of the Commonwealth of the Commonwealth of Pennsylvania dated October 17, 2023 (collectively, the “Certificates of Subsistence”).

We have also examined and relied upon the originals or copies, certified or otherwise identified to our satisfaction, of such records of each of the Companies, such agreements, certificates of public officials, certificates of officers or other representatives of each of the Companies and others, and such other documents, certificates and records as we have deemed necessary or appropriate to enable us to render the opinion expressed below.

Insofar as this opinion relates to factual matters, we have assumed with your permission and without independent investigation that the statements of the Parent, the Companies, and other Subsidiary Guarantors contained in the Registration Statement are true and correct as to all factual matters stated therein.

In rendering the opinions set forth in this opinion letter, we have relied, without investigation, on each of the following assumptions: (a) the legal capacity of each natural person to take all actions required of each such person in connection with the Registration Statement; (b) the genuineness and authenticity of each signature, the completeness of each document submitted to us, the authenticity of each document reviewed by us as an original, the conformity to the original of each document reviewed by us as a copy and the authenticity of the original of each document received by us as a copy; (c) the legal existence of each party to the Registration Statement other than the Companies; (d) the entity power of each party to the Registration Statement (other than the Companies) to execute and file the Registration Statement and to do each other act done or to be done by such party; (e) the authorization, execution and delivery by each party (other than the Companies) of each document executed and delivered or to be executed and delivered in connection with the Registration Statement by such party; (f) as to matters of fact, the truthfulness of the representations made in the certificates of public officials and officers of the Companies; and (g) the due authorization, execution, and delivery of all documents where authorization, execution, and delivery are prerequisites to the effectiveness of such documents.

Our opinion is expressed solely with respect to the laws of the Commonwealth of Pennsylvania. Our opinion is based on these laws as in effect on the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law. We are not rendering any opinion as to compliance with any federal or state antifraud law, rule, or regulation relating to securities, or to the sale or issuance thereof. We express no opinion as to the tax good standing of any Company in any jurisdiction.

On the basis of the foregoing and in reliance thereon, and subject to the qualifications herein stated, we are of the opinion that:

(1) Based solely on the Certificates of Subsistence, each Company is a Pennsylvania limited liability company that is validly subsisting under Pennsylvania law.

(2) For each Company, with respect to the Guarantees to be issued by each Company under an Indenture and any supplemental indenture and offered under the Registration Statement (the

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“Offered Guarantees”), provided that (i) the Registration Statement has become effective under the Act and the Prospectus and any Prospectus Supplement(s) required by applicable laws have been delivered as required by such laws and the applicable Indenture and any supplemental indenture thereto has been qualified under the Trust Indenture Act; (ii) the issuance of the Offered Guarantees has been duly authorized by the board of managers of each Company and by all other necessary limited liability company action; (iii) the issuance and sale of the Offered Guarantees does not violate any applicable law, rule or public policy of Pennsylvania applicable to such Company or the certificate of organization or the operating agreement of any Company, affect the enforceability of such Offered Guarantees or result in a default under or breach of any agreement or instrument binding upon any Company and complies with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over any Company; (iv) the Indenture and any supplemental indenture thereto has been validly authorized, executed, and delivered by each Company; and (v) the Offered Guarantees and any related Debt Securities have been duly executed, authenticated, issued and delivered in accordance with any applicable underwriting agreement, the applicable Indenture and any supplemental indenture thereto, and issued and sold as contemplated in the Registration Statement, the Prospectus and any Prospectus Supplement relating thereto, such Company will have the limited liability company power and authority to execute, deliver and perform its obligations under the applicable Indenture, any supplemental indenture and the Offered Guarantees and will have taken the required steps to authorize the execution and delivery of the applicable Indenture, any supplemental indenture and the Offered Guarantees under the laws of the Commonwealth of Pennsylvania.

This opinion letter is furnished to you in connection with the filing of the Registration Statement and, except as set forth below, may not be relied upon for any other purpose without our prior written consent in each instance. Further, no portion of this letter may be quoted, circulated or referred to in any other document for any other purpose without our prior written consent. Notwithstanding the foregoing, the law firm of Akerman LLP may rely upon this opinion letter with respect to matters set forth herein that are governed by Pennsylvania law for purposes of its opinion being delivered and filed as Exhibit 5.1 to the Registration Statement.

We hereby consent to the filing of this opinion letter with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Prospectus under the caption “Legal Matters.” In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission issued thereunder.

Very truly yours,

ECKERT SEAMANS CHERIN & MELLOTT, LLC

MDE/JJK